--------------------------------------------------------------------------------
                                                  Praxair, Inc. and Subsidiaries
--------------------------------------------------------------------------------

                                                                   EXHIBIT 21.01

                                                     Place of
                                                     Incorporation
                                                     -------------
Accent Cay Holdings Inc.                             British Virgin Islands
Adirondack Insurance Company                         Vermont
Agas Servizi S.r.l.                                  Italy
Amko Service Company                                 Ohio
Asian Surface Technologies Pte. Ltd.                 Singapore
Asistir Ltda.                                        Colombia
Beijing Praxair Huashi Carbon Dioxide Co., Ltd.      China
CBI Investments, Inc.                                Delaware
CBI Terminal Company                                 Delaware
Chameleon Finance Company B.V.                       Netherlands
Chanceller Servicos de Lavanderia Industrial Ltda.   Brazil
CILBRAS-Empresa Brasileira de Cilindros Ltda.        Brazil
Cilbras da Amazonia S.A.                             Brazil
Coatec Gesellschaft Fur Oberflachentechnik GmbH      Germany
Companhia Nacional de Carbureto                      Brazil
Consultora Rynuter S.A.                              Uruguay
Cryo Teruel S.A.                                     Portugal
D'Angelo S.p.A.                                      Italy
Domolife S.r.l.                                      Italy
Dryce Italia S.r.l.                                  Italy
Eutecic + Castolin Technology Hldings, Inc.          Italy
Euro Cantley S.A.                                    Colombia
Fusion Inc.                                          Texas
Gases de Ensenada S/A                                Argentina
Gas Tech, Incorporated                               Illinois
Grenslandgas GmbH                                    Germany
Grupo Praxair S.A. de C.V.                           Mexico
Hielo Seco S.A.                                      Bolivia
Hielogas S.A.                                        Uruguay
Indugas Holding B.V.                                 Netherlands
Indugas N.V.                                         Belgium
Indugas Netherland B.V.                              Netherlands
Indugas S.A.                                         France
Indugas Vastgoed B.V.                                Netherlands
Industria Paraguaya de Gases                         Paraguay
Ingemedical S.A.                                     Colombia
Innovative Membrane Systems, Inc.                    Delaware
International Cryogenic Equipment Corporation        Delaware
Julio Pastafiglia & Cia. S.A.                        Argentina
Kelvin Finance Company                               Ireland
Korea Liquid Carbonic Co., Ltd.                      Korea
Kushan Praxair Co., Ltd.                             China
L. Clausen & CIA. SRL                                Uruguay
Liquid Carbonic Corporation                          Delaware
Liquid Carbonic del Paraguay S.A.                    Paraguay
Liquid Carbonic do Nordeste, S.A.                    Brazil
Liquid Carboinc Industrias S.A.                      Brazil
Liquid Carbonic LNG International, Inc.              Delaware
Liquid Carbonic of Oklahoma, Inc.                    Oklahoma
Liquid Carbonico Colombiana S.A.                     Colombia
Liquid Quimica S.A.                                  Brazil
Malaysian Industrial Gas Company Sdn. Bhd.           Malaysia
Material Research S.A.                               France

                                                  Praxair, Inc. and Subsidiaries
--------------------------------------------------------------------------------

                                                                   EXHIBIT 21.01
                                                                       (cont'd.)

                                                     Place of
                                                     Incorporation
                                                     -------------

Maxima Air Separation Center Limited                 Israel
Medical Gases S.R.L.                                 Argentina
Medigas Iberica S.L.                                 Spain
MetFabCity, Inc.                                     Delaware
MRC Korea Co., Ltd.                                  Korea
Nitraco N.V.                                         Belgium
Nitropet, S.A.                                       Mexico
Oak Brook International Insurance Co. Ltd.           Bermuda
Old Danford S.A.                                     Uruguay
Operadora Perinorte, S.A. de C.V.                    Mexico
Oxigenos de Colombia Efese S.A.                      Colombia
Oxigenus S.L.                                        Spain
Oximesa S.L.                                         Spain
Plainfield, Inc.                                     Delaware
Praxair (China) Invesment Co., Ltd.                  China
Praxair (Nanjing) Carbon Dioxide Co. Ltd.            China
Praxair (Shanghai) Co., Ltd.                         China
Praxair (Thailand) Company, Ltd.                     Thailand
Praxair (Yueyang) Co., Ltd.                          China
praxair.com inc.                                     Delaware
Praxair & M.I.Services, S.r.l.                       Italy
Praxair Asia, Inc.                                   Delaware
Praxair Argentina, S.A.                              Argentina
Praxair Australia Pty. Ltd.                          Australia
Praxair B.V.                                         Netherlands
Praxair Barqisimeto S.A.                             Venezuela
Praxair Belize, Ltd.                                 Belize
Praxair Bolivia, S.A.                                Bolivia
Praxair Canada Inc.                                  Canada
Praxair Carbondioxide Private Limited                India
Praxair Chemax Semiconductor Materials Co.           Taiwan
Praxair Chile S.A.                                   Chile
Praxair Comercio e Participacos Ltda.                Brazil
Praxair e Companhia - Comercio e Servicos            Portugal
Praxair Costa Rica, S.A.                             Costa Rica
Praxair Deer Park Cogen, Inc.                        Delaware
Praxair Distribution, Inc.                           Delaware
Praxair Distribution Southeast, LLC                  Delaware
Praxair E-Services Private Limited                   India
Praxair Energy Resources, Inc.                       Delaware
Praxair Energy Services, Inc.                        Delaware
Praxair Espana, S.L.                                 Spain
Praxair Foreign Sales Corporation                    Virgin Islands
Praxair G.m.b.H.                                     Germany
Praxair Holding Company                              Canada
Praxair Holding Espana S.L.                          Spain
Praxair Holding N.V.                                 Belgium
Praxair Holdings International, Inc.                 Delaware
Praxair Hydrogen Supply, Inc.                        Delaware

                                                  Praxair, Inc. and Subsidiaries
--------------------------------------------------------------------------------

                                                                   EXHIBIT 21.01
                                                                       (cont'd.)

                                                     Place of
                                                     Incorporation
                                                     -------------

Praxair Iberica, S.A.                                Spain
Praxair India Private Limited                        India
Praxair Iwatani Electronics Gases Co.                Japan
Praxair K.K.                                         Japan
Praxair Korea Company Limited                        South Korea
Praxair Management Services, Inc.                    Delaware
Praxair Mexico, S.A. de C.V.                         Mexico
Praxair Maritime Company                             Canada
Praxair-Ozone,Inc.                                   Delaware
Praxair N.V.                                         Belgium
Praxair Pacific Limited                              Mauritius
Praxair Partnership                                  Delaware
Praxair PC Partnership                               Canada
Praxair Polska, SP. Z O.O                            Poland
Praxair Paraguay S.R.L.                              Paraguay
Praxair Peru S.A.                                    Peru
Praxair Portugal Gases S.A.                          Portugal
Praxair Produccion Espana, S.L.                      Spain
Praxair Production N.V.                              Belgium
Praxair Puerto Rico, Inc.                            Delaware
Praxair S.A.                                         France
Praxair S.p.A.                                       Italy
Praxair S. T. Technology, Inc.                       Delaware
Praxair Services et Systemes S.A.                    France
Praxair Services G.m.b.H.                            Germany
Praxair Shanghai Meishan Inc.                        China
Praxair Soldadura S.L.                               Spain
Praxair Surface Holdings SARL                        France
Praxair Surface Technologies do Brazil Ltda.         Brazil
Praxair Surface Technologies Co., Ltd.               Korea
Praxair Surface Technologies Espana S.A.             Spain
Praxair Surface Technologies (Europe) S.A.           Switzerland
Praxair Surface Technologies G.m.b.H.                Germany
Praxair Surface Technologies, Inc.                   Delaware
Praxair Surface Technologies K.K.                    Japan
Praxair Surface Technologies Limited                 United Kingdom
Praxair Surface Technologies Mexico, S.A. de C.V.    Mexico
Praxair Surface Technologies Pte. Ltd.               Singapore
Praxair Surface Technologies S.A.                    France
Praxair Surface Technologies S.p.A.                  Italy
Praxair Technology, Inc.                             Delaware
Praxair Uruguay S.A.                                 Uruguay
Praxair Venezuela, S.A.                              Venezuela
Production Praxair Canada Inc.                       Canada
Products Especiales Quimicos, S.A.                   Mexico
Rapidox Gases Industriais Ltda.                      Brazil
RBG Comercio de Metais Ltda.                         Brazil

                                                  Praxair, Inc. and Subsidiaries
--------------------------------------------------------------------------------

                                                                   EXHIBIT 21.01
                                                                       (cont'd.)

                                                     Place of
                                                     Incorporation
                                                     -------------


Rhee Beheer B.V.                                     Netherlands
Rivoira S.p.A.                                       Italy
S. A. White Martins                                  Brazil
Servicios Energeticos S.A.                           Chile
Shanghai Praxair-Yidian, Inc.                        China
Smeding B.V.                                         Netherlands
TAFA Incorporated                                    Delaware
Techno B. N.V.                                       Belgium
The Weldinghouse, Inc.                               Ohio
Tianjin Praxair Inc.                                 China
Topaz Consultora S.A.                                Uruguay
Transportes Flamingo S/A                             Peru
Treffers Precision, Inc.                             Arizona
UCISCO Canada Inc.                                   Canada
UCISCO, Inc.                                         Texas
Unigases Comercial Ltda.                             Brazil
Voets B.V.                                           Netherlands
Wall Chemicals, Inc.                                 Illinois
Welco-CGI Gas Technologies, LLC                      Delaware
Westair Cryogenics Company                           Delaware
White Martins & White Martins Comercio e Servicos    Portugal
White Martins Administracao e Investimentos Ltda.    Brazil
White Martins de Camacari S.A.                       Bahia
White Martins e Companhia Comercio e Servicos        Portugal
White Martins Gases Industriais do Nordeste S.A.     Brazil
White Martins Gases Industriais do Norte S.A.        Brazil
White Martins Gases Industriais S.A.                 Brazil
White Martins Soldagem Ltda.                         Brazil
XYZ Distribuidora e Transportadora Ltda.             Brazil


02/12/01